Copart, Inc.

For Immediate Release

Copart Reports Fourth Quarter Financial Results

Dallas, Texas. (September 23, 2014) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2014.

For the three months ended July 31, 2014, revenue, gross margin and net income were $287.5 million, $116.9 million and $51.0 million, respectively. These represent increases in revenue of $23.8 million, or 9.0%; in gross margin of $13.9 million, or 13.5%; and in net income of $9.7 million, or 23.6%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.39 compared to $0.32 last year, an increase of 21.9%.

For the twelve months ended July 31, 2014, revenue, gross margin and net income were $1,163.5 million, $468.6 million and $178.7 million, respectively. These represent increases in revenue of $117.1 million, or 11.2%; in gross margin of $47.7 million or 11.3%; and a decrease in net income of $1.3 million, or 0.7%, respectively, from the same period last year. Fully diluted earnings per share for the twelve months were $1.36 compared to $1.39 last year, a decrease of 2.2%.

Included in the operating results of the prior fiscal year were incremental revenues and operating expenses associated with unit volume generated by Hurricane Sandy, which were estimated to be $31.2 million and $35.6 million, respectively. Included in the operating results of the current year was an impairment charge of $29.1 million recorded in the third quarter resulting primarily from the abandonment of work previously capitalized in connection with the development of a third-party enterprise operating system.

On Wednesday, September 24, 2014, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://live.conferenceamerica.com:5840/live. A replay of the call will be available through November 23, 2014 by calling (877) 919-4059. Use confirmation code #74916381.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others, as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates (www.copart.ae) and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 140 countries worldwide through our online multi-channel platform. For more information or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Carol Morrison, Assistant to the Chief Financial Officer

         972-391-5302 or carol.morrison@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Twelve months ended July 31,
	2014	2013	2014	2013
Service revenues and vehicle sales:
Service revenues	$241,273	$213,591	$958,413	$849,667
Vehicle sales	46,177	50,106	205,076	196,719
Total service revenues and vehicle sales	287,450	263,697	1,163,489	1,046,386
Operating costs and expenses:
Yard operations	123,463	107,292	484,207	417,462
Cost of vehicle sales	38,497	43,090	174,493	167,236
Yard depreciation and amortization	8,551	10,243	36,216	40,766
Gross margin	116,939	103,072	468,573	420,922
General and administrative	36,256	35,782	147,025	121,968
General and administrative depreciation and amortization	4,825	4,238	17,510	15,962
Impairment of long-lived assets	—	—	29,104	—
Total operating expenses	211,592	200,645	888,555	763,394
Operating income	75,858	63,052	274,934	282,992
Other income (expense):
Interest expense, net	(2,051)	(2,356)	(8,277)	(9,629)
Other income	77	1,466	3,378	3,509
Total other expense	(1,974)	(890)	(4,899)	(6,120)
Income before income taxes	73,884	62,162	270,035	276,872
Income taxes	22,841	20,858	91,348	96,847
Net income	$51,043	$41,304	$178,687	$180,025

Earnings per share-basic
Basic net income per share	$0.41	$0.33	$1.42	$1.44
Weighted average common shares outstanding	125,959	125,380	125,693	124,912

Earnings per share-diluted
Diluted net income per share	$0.39	$0.32	$1.36	$1.39
Diluted weighted average common shares outstanding	131,629	130,613	131,230	129,781

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	July 31, 2014	July 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$158,668	$63,631
Accounts receivable, net	196,985	182,714
Vehicle pooling costs and inventories	31,697	31,202
Income taxes receivable	2,288	9,416
Deferred income taxes	1,803	2,216
Prepaid expenses and other assets	19,505	15,344
Assets held for sale	1,345	1,929
Total current assets	412,291	306,452
Property and equipment, net	692,383	677,517
Goodwill and intangibles, net	309,022	285,169
Deferred income taxes	36,721	30,117
Other assets	56,387	35,226
Total assets	$1,506,804	$1,334,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$152,156	$136,648
Bank overdraft	—	16,291
Deferred revenue	4,170	4,832
Income taxes payable	8,284	4,741
Current portion of long-term debt and capital lease obligations	79,674	76,047
Total current liabilities	244,284	238,559
Deferred income taxes	7,372	8,071
Income taxes payable	23,771	23,091
Long-term debt and capital lease obligations	223,227	296,410
Other liabilities	4,651	5,949
Total liabilities	503,305	572,080
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	404,542	368,769
Accumulated other comprehensive loss	(20,060)	(47,161)
Retained earnings	619,004	440,780
Total stockholders’ equity	1,003,499	762,401
Total liabilities and stockholders’ equity	$1,506,804	$1,334,481

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Twelve Months Ended July 31,
	2014	2013
Cash flows from operating activities:
Net income	$178,687	$180,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,726	56,728
Allowance for doubtful accounts	1,087	(356)
Impairment of long-lived assets	29,104	—
Stock-based compensation	22,099	19,557
Excess tax benefits from stock-based compensation	(2,289)	(6,097)
Gain on sale of property and equipment	(1,461)	(962)
Deferred income taxes	(10,838)	(3,605)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(12,870)	(31,171)
Vehicle pooling costs and inventories	399	(5,403)
Prepaid expenses and other current assets	(4,500)	(5,971)
Other assets	(8,900)	(18,714)
Accounts payable and accrued liabilities	5,425	14,749
Deferred revenue	(661)	(871)
Income taxes receivable	9,267	(752)
Income taxes payable	2,816	1,609
Other liabilities	1,503	560
Net cash provided by operating activities	262,594	199,326

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(95,810)	(214,287)
Proceeds from sale of property and assets held for sale	3,707	6,266
Net cash used in investing activities	(92,103)	(208,021)

Cash flows from financing activities:
Proceeds from the exercise of stock options	10,412	21,442
Excess tax benefits from stock-based compensation	2,289	6,097
Proceeds from the issuance of Employee Stock Purchase Plan shares	2,339	1,948
Repurchases of common stock	(572)	(15,009)
Change in bank overdraft	(16,291)	16,291
Principal payments on long-term debt	(75,000)	(96,660)
Net cash used in financing activities	(76,823)	(65,891)

Effect of foreign currency translation	1,369	(1,895)

Net increase (decrease) in cash and cash equivalents	95,037	(76,481)

Cash and cash equivalents at beginning of period	63,631	140,112
Cash and cash equivalents at end of period	$158,668	$63,631

Supplemental disclosure of cash flow information:
Interest paid	$8,768	$10,267
Income taxes paid	$82,813	$95,182

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000